As filed with the Securities and Exchange Commission on October 1, 1997
                                                  Registration No. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   ---------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

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                        NORTH AMERICAN MORTGAGE COMPANY
            (Exact name of Registrant as specified in its charter)

                   Delaware                              68-0267088
        (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)             Identification Number)

               3883 Airway Drive, Santa Rosa, California 95403
  (Address, including zip code, of Registrant's principal executive office)

          NORTH AMERICAN MORTGAGE COMPANY EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the Plan)

                          ------------------------

                          Carolyn Owens Vogt, Esq.
            Senior Vice President, General Counsel and Secretary
                       North American Mortgage Company
                              3883 Airway Drive
                        Santa Rosa, California 95403
                               (707) 546-3310

       (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                  Copy to:

                            James M. Cotter, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                          New York, New York 10017

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
                        CALCULATION OF REGISTRATION FEE

                                       Proposed     Proposed
                                       Maximum       Maximum
       Title of          Amount to     Offering     Aggregate     Amount of
    Securities to           be        Price Per     Offering    Registration
    be Registered       Registered     Unit<F1>     Price<F1>      Fee<F1>

Common Stock
($.01 par value)  . .     100,000       $28.50     $2,850,000       $864

________________________
[FN]
<F1> Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low price for shares of the Company's Common Stock as reported on the New York Stock Exchange, Inc. composite tape on September 26, 1997. Registration fee is further calculated based on a 1/33 of 1% fee, as required by Section 6(b) of the Securities Act.

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
                                 INTRODUCTION


            This Registration Statement relates to the registration of 100,000 additional shares of Common Stock, par value $.01 per share, of North American Mortgage Company, for which a registration statement on Form S-8 (Registration No. 33-49600) relating to the North American Mortgage Company Employee Stock Purchase Plan and the North American Mortgage Company Incentive Stock Option Plan (the "Form S-8, Registration No. 33-49600") is effective. The contents of the Form S-8 Registration No. 33-49600 are incorporated herein by reference.

                                  SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Rosa, State of California, on October 1, 1997.

                         NORTH AMERICAN MORTGAGE COMPANY


                         By: /s/ Martin S. Hughes
                         Martin S. Hughes
                         Chief Financial Officer


            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities as indicated this 1st day of October, 1997.


Signature                       Capacity                 Date

 /s/ John F. Farrell, Jr.       Chairman of the Board,   October 1, 1997
     John F. Farrell, Jr.       Chief Executive
                                Officer and Director
                                (Principal Executive
                                Officer)

 /s/ Terrance G. Hodel          President, Chief         October 1, 1997
     Terrance G. Hodel          Operating Officer and
                                Director

 /s/ Martin S. Hughes           Executive Vice           October 1, 1997
     Martin S. Hughes           President, Chief
                                Financial Officer and
                                Treasurer (Principal
                                Financial Officer)


 /s/ D. Allan Hoff              Senior Vice President    October 1, 1997
     D. Allan Hoff              and Corporate
                                Controller (Principal
                                Accounting Officer)


/s/ William L. Brown*           Director                 October 1, 1997
    William L. Brown



 /s/ William F. Connell*        Director                 October 1, 1997
     William F. Connell

                                Director                 October 1, 1997

     Magna L. Dodge

                                Director                 October 1, 1997

     William O. Murphy


                                Director                 October 1, 1997

     Robert J. Murray

 /s/ James B. Nicholson*
     James B. Nicholson
                                Director                 October 1, 1997






By: /s/ Martin S. Hughes
     Martin S. Hughes
     Attorney in Fact (as designated
     pursuant to Form S-8 Registration Statement
     filed with the Commission on April 25, 1994)

                        NORTH AMERICAN MORTGAGE COMPANY


                                 EXHIBIT INDEX


 Exhibit Number                 Description of Exhibit

      4.1 Amended and Restated Certificate of Incorporation of North American Mortgage Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

      4.2         Amended and Restated By-laws of North American
                  Mortgage Company (incorporated by reference to Exhibit 3.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

      4.3         North American Mortgage Company Employee Stock
                  Purchase Plan, as amended

      5.1 Opinion of Carolyn Owens Vogt regarding legality of Shares.

      23.1 Consent of Carolyn Owens Vogt -- contained in the opinion filed as Exhibit 5.1.

      23.2 Consent of Ernst & Young regarding financial statements.